Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-65204) of the Onyx Acceptance Corporation of our report dated June 11, 2003, relating to the financial statements of the Onyx Acceptance Corporation 401(k) Savings Plan, which appears in this form 11-K.

Kushner, Smith, Joanou & Gregson, LLP

Orange County, California
November 30, 2004

Kushner, Smith, Joanou & Gregson, LLP

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